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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                  July 31, 2003
                ------------------------------------------------
                Date of report (Date of earliest event reported)


                                 CIMA LABS INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                        0-24424                   41-1569769
------------------------       ------------------------     -------------------
(State of Incorporation)       (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)


           10000 Valley View Road
           Eden Prairie, Minnesota                              55344-9361
   ----------------------------------------                    ------------
   (Address of Principal Executive Offices)                     (Zip Code)


                                 (952) 947-8700
                        -------------------------------
                        (Registrant's Telephone Number,
                              Including Area Code)


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ITEM 12.      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On July 31, 2003, CIMA LABS INC. (the "Company") announced in a web-cast conference call the following information regarding the Company's results of operations and financial condition for the quarter ended June 30, 2003:

o Gross margin on net products sales to partners was 39% in the second quarter.

o Selling, general and administrative expense included approximately $700,000 in expenses related to the patent litigation with KV Pharmaceutical Company and ETHEX Corporation.

o The Company's capital expenditures totaled approximately $4 million in the second quarter.

o The Company derived revenue in the second quarter from its significant partners in approximately the following percentages: Organon -- 53%; Wyeth -- 20%; AstraZeneca -- 14%; Schwarz Pharma -- 7%.

o The Company derived approximately 54% of its total revenue from sales targeted for the United States and 46% from sales targeted outside the United States during the second quarter.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 7, 2003

                                             CIMA LABS INC.


                                             By   /s/ James C. Hawley
                                                --------------------------------
                                                James C. Hawley
                                                Vice President, Chief Financial
                                                Officer and Secretary